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                                                                    Exhibit C(4)
                           CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                       COMPUTER TRANSCEIVER SYSTEMS, INC.

                      -----------------------------------
                            Under Section 805 of the
                            Business Corporation Law
                      -----------------------------------

     The undersigned, Steven Latessa, and Cary Wolen, being duly elected President and Secretary, respectively, of Computer Transceiver Systems, Inc. (the "Corporation"), acting pursuant to Section 805 of the Business Corporation Law a hereby certify as follows:

     1. The name of the corporation is COMPUTER TRANSCEIVER SYSTEMS, INC. Its Certificate of Incorporation was filed with the Secretary of State on March 13, 1968 under the original name of Portronic Terminals, Inc. and subsequently was amended by certificates of amendment filed July 5, 1968, July 31, 1968 and July 14, 1987.

     2. The Certificate of Incorporation is amended to change the name of the Corporation.

     3. The Certificate of Incorporation is hereby amended by striking out the whole of Article FIRST as it now exists and inserting in lieu and instead thereof, a new Article FIRST reading as follows:

          FIRST:  The name of the Corporation is MPEL HOLDINGS CORP.

     4. This amendment was authorized by the unanimous written consent of the Board of Directors followed by the consent of the majority of the Shareholders of the Corporation on March 5, 1998.

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     IN WITNESS WHEREOF, this Certificate has been signed this 5th day of
March, 1998, and it is affirmed that the statements made herein are true under the penalties of perjury.

                                         /s/ STEVEN LATESSA
                                         _________________________
                                         STEVEN LATESSA, President


                                         /s/ CARY WOLEN
                                         __________________________
                                         CARY WOLEN, Secretary